Exhibit 23.3

Consent of Ryder Scott Company, L.P.

We consent to incorporation by reference in this Registration Statement on Form S-8 of Unit Corporation of the reference to our report for Unit Corporation, which appears in the Unit Corporation's Annual Report on Form 10-K for the year ended December 31, 2011.

RYDER SCOTT COMPANY, L.P.

/s/ Ryder Scott Company, L.P.
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Houston, Texas
June 6, 2012